Exhibit 99.1

CONTACT

Investors:	Media:
Atish Shah	Farley Kern
Hyatt Hotels Corporation	Hyatt Hotels Corporation
312-780-5427	312-780-5506
atish.shah@hyatt.com	farley.kern@hyatt.com

FOR IMMEDIATE RELEASE

HYATT REPORTS SECOND QUARTER 2011 RESULTS

CHICAGO (August 2, 2011) – Hyatt Hotels Corporation (“Hyatt” or the “Company”) (NYSE: H) today reported financial results for the second quarter of 2011 as follows:

SECOND QUARTER 2011

•	Adjusted EBITDA was $151 million compared to $135 million in the second quarter of 2010, an increase of 11.9%.

•

Net income attributable to Hyatt was $37 million, or $0.22 per share, compared to net income attributable to Hyatt of $25 million, or $0.14 per share, in the second quarter of 2010. Adjusted for special items, net income attributable to Hyatt was $46 million, or $0.27 per share, during the second quarter of 2011 compared to net income attributable to Hyatt of $33 million, or $0.18 per share, during the second quarter of 2010. See the table on page 3 of the accompanying schedules for a summary of special items.

•	Comparable owned and leased hotels RevPAR increased 5.9% (3.3% excluding the effect of currency) compared to the second quarter of 2010.

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Owned and leased hotel operating margins increased 50 basis points compared to the second quarter of 2010. Comparable owned and leased hotel operating margins increased 80 basis points compared to the same period in 2010. See the table on page 9 of the accompanying schedules for a reconciliation of comparable owned and leased hotel operating margin to owned and leased hotel operating margin.

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Comparable North American full-service RevPAR increased 5.0% (4.7% excluding the effect of currency) compared to the second quarter of 2010. Comparable North American select-service RevPAR increased 9.6% compared to the second quarter of 2010.

•	Comparable International RevPAR increased 9.9% (2.5% excluding the effect of currency) compared to the second quarter of 2010.

•	The Company opened five properties during the second quarter of 2011 including three owned extended-stay hotels purchased during the second quarter of 2011 for approximately $77 million.

•	During the second quarter of 2011, the Company repurchased 8,987,695 shares of Class B common stock for approximately $396 million and retired such shares.

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Mark S. Hoplamazian, president and chief executive officer of Hyatt Hotels Corporation, said, “Our business performed well in the second quarter, showing solid growth in earnings, stronger occupancy levels and increased average rates in multiple segments and regions. Management and franchise fee growth was over 15%. We continued to expand our presence in markets that are important to our customers and increased our executed contract base for future hotels to 150.

The momentum continued in our select service portfolio with RevPAR increasing almost 10%. We are building on that momentum with three recently announced transactions — two acquisitions and the formation of a joint venture — that will expand our select service presence, heighten awareness of our successful brands among both guests and owners and strengthen our select service development capabilities, thereby enhancing our ability to attract third party capital to fuel our growth in this attractive segment in North America and internationally.”

SECOND QUARTER 2011 SEGMENT RESULTS & OTHER ITEMS

Owned and Leased Hotels Segment

Adjusted EBITDA increased 10.7% in the second quarter of 2011 compared to the same period in 2010. Adjusted EBITDA is estimated to have been negatively impacted by approximately $10 million due to renovations during the second quarter of 2011. This estimate is based upon a RevPAR and flow-through assumption for each property under renovation.

RevPAR for comparable owned and leased hotels increased 5.9% (3.3% excluding the effect of currency) in the second quarter of 2011 compared to the same period in 2010. Occupancy improved 100 basis points, and ADR increased 4.6% (2.0% excluding the effect of currency).

Due to the aforementioned renovations, RevPAR for comparable owned and leased hotels is estimated to have been negatively impacted by approximately 500 basis points. This estimate is based upon a RevPAR assumption for each respective market.

Revenues increased 0.2% (decreased 2.3% excluding the effect of currency) in the second quarter of 2011 compared to the same period in 2010. Comparable hotel revenues increased 6.6% (4.0% excluding the effect of currency) in the second quarter of 2011 compared to the same period in 2010.

Owned and leased expenses decreased 0.5% in the second quarter of 2011 compared to the same period in 2010. Excluding expenses related to benefit programs funded through Rabbi Trusts and non-comparable hotel expenses, expenses increased 5.6% in the second quarter of 2011 compared to the same period in 2010. See the table on page 9 of the accompanying schedules for a reconciliation of comparable owned and leased hotels expenses to owned and leased hotels expenses.

The following transactions were completed during the quarter:

•	The Company purchased three extended-stay hotels in California for approximately $77 million.

•	The Company sold eight hotels (six Hyatt Place properties and two Hyatt Summerfield Suites properties) to a joint venture for $110 million. Hyatt owns 40% of the joint venture.

North American Management and Franchising Segment

Adjusted EBITDA increased by 7.3% in the second quarter of 2011 compared to the same period in 2010, due primarily to an increase in RevPAR.

RevPAR for comparable North American full-service hotels increased 5.0% (4.7% excluding the effect of currency) in the second quarter of 2011 compared to the same period in 2010.

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Occupancy increased 180 basis points and ADR increased 2.5% (2.2% excluding the effect of currency).

RevPAR for comparable North American select-service hotels increased 9.6% in the second quarter of 2011 compared to the same period in 2010. Occupancy increased 460 basis points and ADR increased by 3.2%.

Revenue from management, franchise, and other fees increased 7.7% in the second quarter of 2011 compared to the same period in 2010.

The following hotels were added to the portfolio during the second quarter:

•	Hyatt Summerfield Suites San Diego/Sorrento Mesa (owned, 194 rooms)

•	Hyatt Summerfield Suites Cypress/Anaheim (owned, 142 rooms)

•	Hyatt Summerfield Suites Emeryville/San Francisco Bay Area (owned, 234 rooms)

International Management and Franchising Segment

Adjusted EBITDA increased by 22.2% in the second quarter of 2011 compared to the same period in 2010 as a result of increased fee revenue from new hotels and non-recurring items.

RevPAR for comparable international hotels increased 9.9% (2.5% excluding the effect of currency) in the second quarter of 2011 compared to the same period in 2010. Occupancy decreased 10 basis points and ADR increased 10.2% (2.7% excluding the effect of currency).

Revenue from management, franchise and other fees increased 14.7% in the second quarter of 2011 compared to the same period in 2010.

The following hotels were added to the portfolio during the second quarter:

•	Park Hyatt Maldives (managed, 50 rooms)

•	Park Hyatt Ningbo (joint venture, 228 rooms)

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses increased by 22.4% in the second quarter of 2011 compared to the same period in 2010. Adjusted selling, general, and administrative expenses increased by 9.4% in the second quarter of 2011 compared to the same period in 2010. See the table on page 8 of the accompanying schedules for a reconciliation of adjusted selling, general, and administrative expenses to selling, general, and administrative expenses.

OPENINGS AND FUTURE EXPANSION

Hyatt opened five hotels in the second quarter of 2011, each of which is listed above.

The Company expects to open a significant number of new properties in the future. As of June 30, 2011, this effort was underscored by executed management or franchise contracts for over 150 hotels (or more than 35,000 rooms) across all brands. The executed contracts represent potential entry into several new countries and expansion into many new markets in which the Company is under-represented. Approximately 70% of the projected new hotels will be located outside North America.

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CAPITAL EXPENDITURES

Capital expenditures during the second quarter of 2011 totaled $72 million, categorized as follows:

•	Maintenance: $18 million

•	Enhancements to existing properties: $52 million

•	Investment in new facilities: $2 million

CORPORATE FINANCE

During the second quarter of 2011, the Company purchased the aforementioned three extended-stay hotels for approximately $77 million.

The Company sold six owned Hyatt Place properties and two owned Hyatt Summerfield Suites properties to a joint venture between Hyatt and Noble Investment Group for $110 million. Hyatt owns 40% of the joint venture.

The Company announced in July that it will purchase 24 hotels and related assets, including management, franchise and intellectual property rights for an aggregate purchase price of approximately $802 million in cash. The closings for the majority of asset purchases are expected to take place in the third quarter of 2011, although the purchases of certain assets may close at later dates.

During the quarter, the Company repurchased 8,987,695 shares of Class B common stock for approximately $396 million and retired such shares.

On June 30, 2011, the Company had total debt of approximately $770 million, cash and cash equivalents, including investments in highly-rated money market funds and similar investments, of approximately $875 million, short-term investments of approximately $520 million and undrawn borrowing availability of approximately $1.1 billion under its revolving credit facility.

2011 INFORMATION

The Company is providing the following information for the 2011 fiscal year:

•	Capital expenditures are expected to be in the range of $380 to $400 million, inclusive of significant renovation projects at five owned properties.

•	Depreciation and amortization expense is expected to be in the range of $285 to $295 million.

•	Interest expense is expected to be in the range of $50 to $55 million.

•	The Company expects to open approximately 15 hotels total in 2011 (excluding openings related to the acquisition announced in July).

CONFERENCE CALL INFORMATION

The Company will hold an investor conference call today, August 2, 2011, at 10:00 a.m. CT. All interested persons may listen to a simultaneous webcast of the conference call, which may be accessed through the Company’s website at http://www.hyatt.com and selecting the Investor Relations link located at the bottom of the page, or by dialing 617.614.3945, passcode #92045811, approximately 10 minutes before the scheduled start time. For those unable to listen to the live broadcast, a replay will be available from 1:00 p.m. CT on August 2, 2011 through midnight on August 9, 2011 by dialing 617.801.6888, passcode # 23322523. Additionally, an archive of the webcast will be available on the Investor Relations website for approximately 90 days.

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DEFINITIONS

Adjusted EBITDA

We use the term Adjusted EBITDA throughout this earnings release. Adjusted EBITDA, as we define it, is a non-GAAP measure. We define consolidated Adjusted EBITDA as net income attributable to Hyatt Hotels Corporation plus our pro-rata share of unconsolidated hospitality ventures Adjusted EBITDA based on our ownership percentage of each venture, adjusted to exclude the following items:

•	equity earnings (losses) from unconsolidated hospitality ventures;

•	asset impairments;

•	other income (loss), net;

•	discontinued operations, net of tax;

•	net loss attributable to noncontrolling interests;

•	depreciation and amortization;

•	interest expense; and

•	(provision) benefit for income taxes.

We calculate consolidated Adjusted EBITDA by adding the Adjusted EBITDA of each of our reportable segments to corporate and other Adjusted EBITDA.

Our board of directors and executive management team focus on Adjusted EBITDA as a key performance and compensation measure both on a segment and on a consolidated basis. Adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operating performance both on a segment and on a consolidated basis. Our president and chief executive officer, who is our chief operating decision maker, also evaluates the performance of each of our reportable segments and determines how to allocate resources to those segments, in significant part, by assessing the Adjusted EBITDA of each segment. In addition, the compensation committee of our board of directors determines the annual variable compensation for certain members of our management based in part on consolidated Adjusted EBITDA, segment Adjusted EBITDA or some combination of both.

We believe Adjusted EBITDA is useful to investors because it provides investors the same information that we use internally for purposes of assessing our operating performance and making compensation decisions.

Adjusted EBITDA is not a substitute for net income attributable to Hyatt Hotels Corporation, income from continuing operations, cash flows from operating activities or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted EBITDA should not be considered as a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business. Our management compensates for these limitations by reference to our GAAP results and using Adjusted EBITDA supplementally.

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Adjusted Selling, General, and Administrative Expense

Adjusted selling, general, and administrative expenses exclude the impact of expenses related to benefit programs funded through Rabbi Trusts.

Comparable Owned and Leased Hotel Operating Margin

We define Comparable Owned and Leased Hotel Operating Margin as the difference between comparable owned and leased hotels revenue and comparable owned and leased hotels expenses. Comparable owned and leased hotels revenue is calculated by removing noncomparable hotels revenue from owned and leased hotels revenue as reported in our condensed consolidated statements of income. Comparable owned and leased hotel expenses is calculated by removing both noncomparable hotels expenses and the impact of expenses funded through Rabbi Trusts from owned and leased hotel expenses as reported in our condensed consolidated statements of income.

Comparable Hotels

“Comparable systemwide hotels” represents all properties we manage or franchise (including owned and leased properties) and that are operated for the entirety of the periods being compared and that have not sustained substantial damage, business interruption or undergone large scale renovations during the periods being compared or for which comparable results are not available. We may use variations of comparable systemwide hotels to specifically refer to comparable systemwide North American full service or select service hotels or comparable systemwide international full service hotels for those properties that we manage or franchise within the North American and international management and franchising segments, respectively. “Comparable operated hotels” is defined the same as “Comparable systemwide hotels” with the exception that it is limited to only those hotels we manage or operate and excludes hotels we franchise. “Comparable owned and leased hotels” represents all properties we own or lease and that are operated and consolidated for the entirety of the periods being compared and have not sustained substantial damage, business interruption or undergone large scale renovations during the periods being compared or for which comparable results are not available. Comparable systemwide hotels and comparable owned and leased hotels are commonly used as a basis of measurement in the industry. “Non-comparable systemwide hotels” or “Non-comparable owned and leased hotels” represent all hotels that do not meet the respective definition of “comparable” as defined above.

Revenue per Available Room (RevPAR)

RevPAR is the product of the average daily rate and the average daily occupancy percentage. RevPAR does not include non-room revenues, which consist of ancillary revenues generated by a hotel property, such as food and beverage, parking, telephone and other guest service revenues. Our management uses RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. RevPAR is a commonly used performance measure in the industry.

RevPAR changes that are driven predominately by changes in occupancy have different implications for overall revenue levels and incremental profitability than do changes that are

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driven predominately by changes in average room rates. For example, increases in occupancy at a hotel would lead to increases in room revenues and additional variable operating costs (including housekeeping services, utilities and room amenity costs), and could also result in increased ancillary revenues (including food and beverage). In contrast, changes in average room rates typically have a greater impact on margins and profitability as there is no substantial effect on variable costs.

Average Daily Rate (ADR)

ADR represents hotel room revenues, divided by total number of rooms sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and we use ADR to assess the pricing levels that we are able to generate by customer group, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Occupancy

Occupancy represents the total number of rooms sold divided by the total number of rooms available at a hotel or group of hotels. Occupancy measures the utilization of our hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable ADR levels as demand for hotel rooms increases or decreases.

Select Service

The term “select service” includes our Hyatt Place and Hyatt Summerfield Suites brands. These properties have limited food and beverage outlets and do not offer comprehensive business or banquet facilities but rather are suited to serve smaller business meetings.

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FORWARD-LOOKING STATEMENTS

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, occupancy and ADR trends, market share, the number of properties we expect to open in the future, our expected capital expenditures, depreciation and amortization expense and interest expense, estimates, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, the rate and pace of economic recovery following the recent economic downturn; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; travel-related accidents; changes in the tastes and preferences of our customers; relationships with associates and labor unions and changes in labor law; the financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners; if our third-party owners, franchisees or development partners are unable to access the capital necessary to fund current operations or implement our plans for growth; risk associated with potential acquisitions and dispositions and the introduction of new brand concepts; changes in the competitive environment in our industry and the markets where we operate; outcomes of legal proceedings; changes in federal, state, local or foreign tax law; fluctuations in currency exchange rates; general volatility of the capital markets; our ability to access the capital markets; and other risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our quarterly report on Form 10Q for the fiscal quarter ended June 30, 2011, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a proud heritage of making guests feel more than welcome. Thousands of members of the Hyatt family strive to make a difference in the lives of the guests they encounter every day by providing authentic hospitality. The Company’s subsidiaries manage, franchise, own and develop hotels and resorts under the Hyatt®, Park Hyatt®, Andaz®, Grand Hyatt®, Hyatt Regency®, Hyatt Place® and Hyatt Summerfield Suites® brand names and have locations on six continents. Hyatt Residential Group, Inc., a Hyatt Hotels Corporation subsidiary, develops, operates, markets or licenses Hyatt ResidencesTM and Hyatt Vacation Club®, which is changing its name to Hyatt Residence ClubTM. As of June 30, 2011, the Company’s worldwide portfolio consisted of 456 properties in 44 countries. For more information, please visit www.hyatt.com.

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Tables to follow

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Hyatt Hotels Corporation

Table of Contents

Financial Information (unaudited)

1.	Condensed Consolidated Statements of Income	1
2.	Reconciliation of Non-GAAP to GAAP Measure: Adjusted EBITDA to EBITDA and a Reconciliation of EBITDA to Net Income Attributable to Hyatt Hotels Corporation	2
3.	Summary of Special Items - Three Months Ended June 30, 2011 and 2010	3
4.	Summary of Special Items - Six Months Ended June 30, 2011 and 2010	4
5.	Segment Financial Summary	5
6.	Hotel Chain Statistics - Comparable Locations	6
7.	Fee Summary	7
8.	Reconciliation of Non-GAAP to GAAP Measure: Adjusted Selling, General, and Administrative Expenses to Selling, General, and Administrative Expenses	8
9.	Reconciliation of Non-GAAP to GAAP Measure: Comparable Owned and Leased Hotel Operating Margin to Owned and Leased Hotel Operating Margin	9
10.	Properties and Rooms / Units by Geography	10
11.	Properties and Rooms / Units by Brand	11

Hyatt Hotels Corporation

Condensed Consolidated Statements of Income

For the Three and Six Months Ended June 30, 2011 and 2010

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
REVENUES:
Owned and leased hotels	$484	$483	$916	$934
Management and franchise fees	75	64	145	121
Other revenues	17	12	31	23
Other revenues from managed properties (a)	360	330	719	652

Total revenues	936	889	1,811	1,730

DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Owned and leased hotels	372	374	726	738
Depreciation and amortization	72	66	143	136
Other direct costs	6	2	10	(3)
Selling, general, and administrative	71	58	141	127
Other costs from managed properties (a)	360	330	719	652

Direct and selling, general, and administrative expenses	881	830	1,739	1,650

Net gains (losses) and interest income from marketable securities held to fund operating programs	2	(8)	8	(1)
Equity earnings (losses) from unconsolidated hospitality ventures	2	(11)	5	(19)
Interest expense	(14)	(12)	(27)	(24)
Asset impairments	(1)	(3)	(1)	(3)
Other income (loss), net	(9)	(6)	(6)	10

INCOME BEFORE INCOME TAXES	35	19	51	43

(PROVISION) BENEFIT FOR INCOME TAXES	1	—	(5)	(17)

INCOME FROM CONTINUING OPERATIONS	36	19	46	26

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of income tax benefit of $- and $1 for the three months and $- and $2 for the six months ended June 30, 2011 and 2010, respectively	—	(1)	—	(3)
Gains on sales of discontinued operations, net of income tax expense of $- and $3 for the three months and $- and $3 for the six months ended June 30, 2011 and 2010, respectively	—	6	—	6

NET INCOME	36	24	46	29

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1	1	1	1

NET INCOME ATTRIBUTABLE TO HYATT HOTELS CORPORATION	$37	$25	$47	$30

EARNINGS PER SHARE—Basic
Income from continuing operations	$0.21	$0.11	$0.27	$0.15

Gain from discontinued operations	$—	$0.03	$—	$0.02

Net income attributable to Hyatt Hotels Corporation	$0.22	$0.14	$0.28	$0.17

EARNINGS PER SHARE—Diluted
Income from continuing operations	$0.21	$0.11	$0.27	$0.15

Gain from discontinued operations	$—	$0.03	$—	$0.02

Net income attributable to Hyatt Hotels Corporation	$0.22	$0.14	$0.28	$0.17

Basic share counts	169.9	174.1	172.1	174.0

Diluted share counts	170.1	174.3	172.3	174.1

(a)	The Company includes in total revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in direct and selling, general, and administrative expenses these reimbursed costs. These costs relate primarily to payroll costs where the Company is the employer.

Hyatt Hotels Corporation

Reconciliation of Non-GAAP to GAAP Measure: Adjusted EBITDA to EBITDA and a Reconciliation of EBITDA to Net Income Attributable to Hyatt Hotels Corporation

The table below provides a reconciliation of consolidated Adjusted EBITDA to EBITDA and a reconciliation of EBITDA to net income attributable to Hyatt Hotels Corporation. Adjusted EBITDA, as the Company defines it, is a non-GAAP financial measure. See Definitions for our definition of Adjusted EBITDA and why we present it.

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Adjusted EBITDA	$151	$135	$260	$247
Equity earnings (losses) from unconsolidated hospitality ventures	2	(11)	5	(19)
Asset impairments	(1)	(3)	(1)	(3)
Other income (loss), net	(9)	(6)	(6)	10
Discontinued operations, net of tax	—	5	—	3
Net loss attributable to noncontrolling interests	1	1	1	1
Pro rata share of unconsolidated hospitality ventures Adjusted EBITDA	(22)	(18)	(37)	(32)

EBITDA	$122	$103	$222	$207
Depreciation and amortization	(72)	(66)	(143)	(136)
Interest expense	(14)	(12)	(27)	(24)
(Provision) benefit for income taxes	1	—	(5)	(17)

Net Income Attributable to Hyatt Hotels Corporation	$37	$25	$47	$30

Hyatt Hotels Corporation

Summary of Special Items - Three Months Ended June 30, 2011 and 2010

The following table represents a reconciliation of net income attributable to Hyatt Hotels Corporation, adjusted for special items, to net income attributable to Hyatt Hotels Corporation presented for the three months ended June 30, 2011 and June 30, 2010, respectively.

(in millions, except per share amounts)

	Location on Condensed Consolidated Statements of Income	Three Months Ended June 30,
		2011	2010
Net income attributable to Hyatt Hotels Corporation		$37	$25

Earnings per share		$0.22	$0.14

Special Items
Asset impairments (a)	Asset impairments	1	3
Unconsolidated hospitality ventures impairment (b)	Equity earnings (losses) from unconsolidated hospitality ventures	—	9
Loss on sale of real estate (c)	Other income (loss), net	2	—
Marketable securities (d)	Other income (loss), net	6	9
Loss on sublease agreement (e)	Other income (loss), net	5	—

Total special items - pre-tax		14	21
(Provision) benefit for income taxes for special items	(Provision) benefit for income taxes	(5)	(8)
Discontinued operations, net of tax	Gain from discontinued operations, net	—	(5)

Total special items - after-tax		9	8

Special items impact per share		$0.05	$0.04

Net income attributable to Hyatt Hotels Corporation, adjusted for special items		$46	$33

Earnings per share, adjusted for special items		$0.27	$0.18

(a)	Asset impairments - During the second quarters of 2011 and 2010, we identified and recorded $1 million and $3 million of asset impairment charges related to the impairment of property and equipment at owned hotels, respectively.
(b)	Unconsolidated hospitality ventures impairment - During the second quarter of 2010, we recorded an impairment charge of $9 million related to an investment in a vacation ownership property.
(c)	Loss on sale of real estate - During the second quarter of 2011, we sold eight hotels from our owned hotel portfolio for a loss of $2 million.
(d)	Marketable securities - Represents (gains) losses on investments in trading securities not used to fund operating programs.
(e)	Loss on sublease agreement - As of June 30, 2011, we have tentatively agreed to a new sublease agreement with a related party. The new sublease agreement contemplates sublease income paid to Hyatt that represents market rates and is approximately $5 million less than the rental payments that we are required to make under the master lease.

Hyatt Hotels Corporation

Summary of Special Items - Six Months Ended June 30, 2011 and 2010

The following table represents a reconciliation of net income attributable to Hyatt Hotels Corporation, adjusted for special items, to net income attributable to Hyatt Hotels Corporation presented for the six months ended June 30, 2011 and June 30, 2010, respectively.

(in millions, except per share amounts)

	Location on Condensed Consolidated Statements of Income	Six Months Ended June 30,
		2011	2010
Net income attributable to Hyatt Hotels Corporation		$47	$30

Earnings per share		$0.28	$0.17

Special Items
Asset impairments (a)	Asset impairments	1	3
Unconsolidated hospitality ventures impairment (b)	Equity earnings (losses) from unconsolidated hospitality ventures	—	9
Loss on sale of real estate (c)	Other income (loss), net	2	—
Marketable securities (d)	Other income (loss), net	7	(2)
Loss on sublease agreement (e)	Other income (loss), net	5	—

Total special items - pre-tax		15	10
(Provision) benefit for income taxes for special items	(Provision) benefit for income taxes	(5)	(3)
Discontinued operations, net of tax	Gain from discontinued operations, net	—	(3)

Total special items - after-tax		10	4

Special items impact per share		$0.05	$0.01

Net income attributable to Hyatt Hotels Corporation, adjusted for special items		$57	$34

Earnings per share, adjusted for special items		$0.33	$0.18

(a)	Asset impairments - During the second quarters of 2011 and 2010, we identified and recorded $1 million and $3 million of asset impairment charges related to the impairment of property and equipment at owned hotels, respectively.
(b)	Unconsolidated hospitality ventures impairment - During the second quarter of 2010, we recorded an impairment charge of $9 million related to an investment in a vacation ownership property.
(c)	Loss on sale of real estate - During the second quarter of 2011, we sold eight hotels from our owned hotel portfolio for a loss of $2 million.
(d)	Marketable securities - Represents (gains) losses on investments in trading securities not used to fund operating programs.
(e)	Loss on sublease agreement - As of June 30, 2011, we have tentatively agreed to a new sublease agreement with a related party. The new sublease agreement contemplates sublease income paid to Hyatt that represents market rates and is approximately $5 million less than the rental payments that we are required to make under the master lease.

Hyatt Hotels Corporation

Segment Financial Summary

(in millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2011	2010	Change ($)	Change (%)	2011	2010	Change ($)	Change (%)
Revenue:
Owned and leased	$484	$483	$1	0.2%	$916	$934	$(18)	(1.9)%
North America	56	52	4	7.7%	107	97	10	10.3%
International	39	34	5	14.7%	76	66	10	15.2%

Total management and franchising	95	86	9	10.5%	183	163	20	12.3%
Corporate and other	17	12	5	41.7%	31	23	8	34.8%
Other revenues from managed properties	360	330	30	9.1%	719	652	67	10.3%
Eliminations	(20)	(22)	2	9.1%	(38)	(42)	4	9.5%

Total revenues	$936	$889	$47	5.3%	$1,811	$1,730	$81	4.7%

Adjusted EBITDA:
Owned and leased	$92	$85	$7	8.2%	$152	$153	$(1)	(0.7)%
Pro rata share of unconsolidated hospitality ventures	22	18	4	22.2%	37	32	5	15.6%

Total owned and leased	114	103	11	10.7%	189	185	4	2.2%
North American management and franchising	44	41	3	7.3%	84	72	12	16.7%
International management and franchising	22	18	4	22.2%	42	32	10	31.3%
Corporate and other	(29)	(27)	(2)	(7.4)%	(55)	(42)	(13)	(31.0)%

Adjusted EBITDA	$151	$135	$16	11.9%	$260	$247	$13	5.3%

Hyatt Hotels Corporation

Hotel Chain Statistics

Comparable Locations

	Three Months Ended June 30,		Change		Change (in constant $)	Six Months Ended June 30,		Change		Change (in constant $)
Owned and leased hotels (# hotels) (a)	2011	2010				2011	2010
Full service (39)
ADR	$194.18	$185.06	4.9%		2.0%	$195.22	$188.87	3.4%		1.5%
Occupancy	73.4%	73.2%	0.2	% pts		69.0%	69.3%	(0.3	%) pts
RevPAR	$142.51	$135.43	5.2%		2.3%	$134.71	$130.87	2.9%		1.0%

Select service (46)
ADR	$92.27	$87.62	5.3%		5.3%	$92.78	$87.52	6.0%		6.0%
Occupancy	81.4%	78.3%	3.1	% pts		76.3%	73.5%	2.8	% pts
RevPAR	$75.10	$68.58	9.5%		9.5%	$70.83	$64.34	10.1%		10.1%

Comparable owned and leased hotels (85)
ADR	$167.18	$159.89	4.6%		2.0%	$168.13	$162.84	3.2%		1.6%
Occupancy	75.4%	74.4%	1.0	% pts		70.8%	70.3%	0.5	% pts
RevPAR	$125.97	$119.01	5.9%		3.3%	$119.04	$114.52	3.9%		2.3%

Managed and franchise hotels (# hotels; includes owned & leased hotels)
North America
Full service (122)
ADR	$163.14	$159.20	2.5%		2.2%	$163.43	$158.35	3.2%		3.0%
Occupancy	75.2%	73.4%	1.8	% pts		70.9%	68.7%	2.2	% pts
RevPAR	$122.67	$116.79	5.0%		4.7%	$115.87	$108.85	6.4%		6.2%

Select service (177)
ADR	$96.05	$93.03	3.2%		3.2%	$96.91	$93.67	3.5%		3.5%
Occupancy	78.3%	73.7%	4.6	% pts		74.1%	69.4%	4.7	% pts
RevPAR	$75.17	$68.59	9.6%		9.6%	$71.86	$65.01	10.5%		10.5%

International
International comparable hotels (96)
ADR	$235.68	$213.91	10.2%		2.7%	$231.57	$212.43	9.0%		3.3%
Occupancy	64.7%	64.8%	(0.1	%) pts		64.4%	63.5%	0.9	% pts
RevPAR	$152.46	$138.67	9.9%		2.5%	$149.06	$134.91	10.5%		4.7%

Comparable systemwide hotels (395)
ADR	$167.19	$159.82	4.6%		1.9%	$167.32	$159.69	4.8%		2.7%
Occupancy	72.9%	71.1%	1.8	% pts		69.7%	67.4%	2.3	% pts
RevPAR	$121.83	$113.59	7.3%		4.5%	$116.64	$107.66	8.3%		6.2%

(a)	Owned and leased hotel statistics do not include unconsolidated hospitality ventures.

Hyatt Hotels Corporation

Fee Summary

(in millions)	Three Months Ended June 30,		Change ($)	Change (%)	Six Months Ended June 30,		Change ($)	Change (%)
	2011	2010			2011	2010
Fees:
Base management fees	$38	$34	$4	11.8%	$73	$64	$9	14.1%
Incentive management fees	26	23	3	13.0%	52	43	9	20.9%
Franchise and other fees	11	7	4	57.1%	20	14	6	42.9%

Total fees	$75	$64	$11	17.2%	$145	$121	$24	19.8%

Hyatt Hotels Corporation

Reconciliation of Non-GAAP to GAAP Measure: Adjusted Selling, General, and Administrative Expenses to Selling, General, and Administrative Expenses

Results of operations as presented on condensed consolidated statements of income include the impact of expenses recognized with respect to employee benefit programs funded through rabbi trusts. Certain of these expenses are recognized in selling, general, and administrative expenses and are completely offset by the corresponding net gains (losses) and interest income from marketable securities held to fund operating programs, thus having no net impact to our earnings. Below is a reconciliation of this account excluding the impact of our rabbi trust investments.

(in millions)

	Three Months Ended June 30,		Change ($)	Change (%)	Six Months Ended June 30,		Change ($)	Change (%)
	2011	2010			2011	2010
Adjusted Selling, General, and Administrative Expenses	$70	$64	$6	9.4%	$136	$129	$7	5.4%

Rabbi Trust impact	1	(6)	7	(116.7)%	5	(2)	7	(350.0)%

Selling, General, and Administrative Expenses	$71	$58	$13	22.4%	$141	$127	$14	11.0%

Hyatt Hotels Corporation

Reconciliation of Non-GAAP to GAAP Measure: Comparable Owned and Leased Hotel Operating Margin to Owned and Leased Hotel Operating Margin

Below is a breakdown of consolidated owned and leased hotels revenues and expenses, as used in calculating comparable owned and leased hotel operating margin percentages. Results of operations as presented on condensed consolidated statements of income include the impact of expenses recognized with respect to employee benefit programs funded through rabbi trusts. Certain of these expenses are recognized in owned and leased hotels expenses and are completely offset by the corresponding net gains (losses) and interest income from marketable securities held to fund operating programs, thus having no net impact to our earnings. Below is a reconciliation of this account excluding the impact of our rabbi trusts and excluding the impact of non-comparable hotels.

(in millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2011	2010	Change ($)	Change (%)	2011	2010	Change ($)	Change (%)
Revenue
Comparable owned and leased hotels	$466	$437	$29	6.6%	$878	$847	$31	3.7%

Noncomparable hotels	18	46	(28)	(60.9)%	38	87	(49)	(56.3)%

Owned and Leased Hotels Revenue	$484	$483	$1	0.2%	$916	$934	$(18)	(1.9)%

Expenses
Comparable owned and leased hotels	$358	$339	$19	5.6%	$692	$666	$26	3.9%

Noncomparable hotels	14	38	(24)	(63.2)%	32	74	(42)	(56.8)%

Rabbi Trust	—	(3)	3	(100.0)%	2	(2)	4	(200.0)%

Owned and Leased Hotels Expense	$372	$374	$(2)	(0.5)%	$726	$738	$(12)	(1.6)%

Owned and leased hotel operating margin percentage	23.1%	22.6%		0.5%	20.7%	21.0%		(0.3)%

Comparable owned and leased hotel operating margin percentage	23.2%	22.4%		0.8%	21.2%	21.4%		(0.2)%

Hyatt Hotels Corporation

Properties and Rooms/Units by Geography

	June 30, 2011		March 31, 2011		December 31, 2010		QTD Change		YTD Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Owned and leased hotels
Full service	41	18,884	41	18,914	42	19,447	—	(30)	(1)	(563)
Select service	49	6,525	54	7,041	54	7,041	(5)	(516)	(5)	(516)

Total owned and leased hotels	90	25,409	95	25,955	96	26,488	(5)	(546)	(6)	(1,079)

Managed and franchised hotels

(includes owned and leased hotels)	June 30, 2011		March 31, 2011		December 31, 2010		QTD Change		YTD Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
North America
Full service hotels
Managed (a)	114	59,995	114	60,021	114	60,016	—	(26)	—	(21)
Franchised	17	5,222	17	5,216	16	4,767	—	6	1	455

Subtotal	131	65,217	131	65,237	130	64,783	—	(20)	1	434
Select service hotels
Managed	76	10,006	81	10,522	81	10,522	(5)	(516)	(5)	(516)
Franchised	123	15,675	115	14,589	114	14,494	8	1,086	9	1,181

Subtotal	199	25,681	196	25,111	195	25,016	3	570	4	665
International (b)
Managed (a)	101	33,395	99	33,116	102	34,519	2	279	(1)	(1,124)
Franchised	2	988	2	988	2	988	—	—	—	—

Subtotal	103	34,383	101	34,104	104	35,507	2	279	(1)	(1,124)

Total managed & franchised hotels	433	125,281	428	124,452	429	125,306	5	829	4	(25)

Vacation ownership	15	963	15	963	15	962	—	—	—	1
Residential	8	1,230	8	1,230	9	1,239	—	—	(1)	(9)

Total properties and rooms/units	456	127,474	451	126,645	453	127,507	5	829	3	(33)

(a)	Owned and leased hotel figures do not include unconsolidated hospitality ventures.
(b)	Additional details included for a regional breakout of international managed and franchised hotels.

International managed & franchised hotels

(includes owned and leased hotels)	June 30, 2011		March 31, 2011		December 31, 2010		QTD Change		YTD Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Asia Pacific	51	20,204	50	19,961	51	20,364	1	243	—	(160)
Southwest Asia	14	4,480	13	4,430	13	4,430	1	50	1	50
Europe, Africa, Middle East	31	7,781	31	7,795	33	8,795	—	(14)	(2)	(1,014)
Other Americas	7	1,918	7	1,918	7	1,918	—	—	—	—

Total International	103	34,383	101	34,104	104	35,507	2	279	(1)	(1,124)

Hyatt Hotels Corporation

Properties and Rooms / Units by Brand

	June 30, 2011		March 31, 2011		December 31, 2010		QTD Change		YTD Change
Brand	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Park Hyatt	27	5,313	25	5,024	25	5,049	2	289	2	264
Andaz	5	1,101	5	1,101	5	1,096	—	—	—	5
Grand Hyatt	36	20,798	36	20,825	37	21,568	—	(27)	(1)	(770)
Hyatt Regency	145	66,926	145	66,935	146	67,115	—	(9)	(1)	(189)
Hyatt	21	5,462	21	5,456	21	5,462	—	6	—	—
Hyatt Place	161	20,432	161	20,432	161	20,434	—	—	—	(2)
Hyatt Summerfield Suites	38	5,249	35	4,679	34	4,582	3	570	4	667
Vacation Ownership & Residential	23	2,193	23	2,193	24	2,201	—	—	(1)	(8)

Total	456	127,474	451	126,645	453	127,507	5	829	3	(33)